                                                                    Exhibit 24.1
                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below, acting in the capacity or capacities stated opposite their respective names, hereby constitute and appoint DENNIS W. BAKKE, BARRY J. SHARP and WILLIAM R. LURASCHI and each of them severally, such persons true and lawful attorneys-in-fact with full power to them and each of them to approve and sign for and in the name of the undersigned in the capacities indicated below the Registration Statement relating to the plan interests and shares of Common Stock, par value $.01 per share, of the AES Corporation, a Delaware corporation, issuable or deliverable under Employee's Savings Plan of Central Illinois Light Company (the "Plan"), any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith.

          This Power of Attorney may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.


           SIGNATURE                                TITLE                            DATE
--------------------------------  -----------------------------------------  ---------------------

  /s/ Roger W. Sant               Chairman of the Board and Director         January 4, 2000
--------------------------------
Roger W. Sant

  /s/ Dennis W. Bakke             President, Chief Executive Officer and     January 4, 2000
--------------------------------  Director (Principal Executive Officer)
Dennis W. Bakke

  /s/ Alice F. Emerson            Director                                   January 4, 2000
--------------------------------
Alice F. Emerson

  /s/ Robert F. Hemphill, Jr.     Director                                   January 4, 2000
--------------------------------
Robert F. Hemphill, Jr.

  /s/ Frank Jungers               Director                                   January 4, 2000
--------------------------------
Frank Jungers

  /s/ John H. McArthur            Director                                   January 4, 2000
--------------------------------
John H. McArthur



  /s/ Hazel O'Leary               Director                                   January 4, 2000
--------------------------------
Hazel O'Leary

  /s/ Thomas I. Unterberg         Director                                   January 4, 2000
--------------------------------
Thomas I. Unterberg

  /s/ Robert H. Waterman, Jr.     Director                                   January 4, 2000
--------------------------------
Robert H. Waterman, Jr.

  /s/ Barry J. Sharp              Sr. Vice President and Chief Financial     January 4, 2000
--------------------------------  Officer (Principal Financial and
Barry J. Sharp                    Accounting Officer)